UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2018
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)
(Registrant’s telephone number, including area code): +353 1 438-1700
 _____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 8, 2018, Medtronic plc (the “Company”) announced a multi-year global Enterprise Excellence Program (the “Program”) designed to drive long-term business growth and sustainable efficiency. The Program is expected to further leverage the Company’s global size and scale as well as enhance the customer and employee experience.

The Enterprise Excellence Program will be focused on three main categories:

•	Global Operations - integrating and enhancing global manufacturing and supply processes, systems and site presence to improve quality, delivery, cost and cash flow

•	Functional Optimization - enhancing and leveraging global operating models and systems across several enabling functions to improve productivity and employee experience

•	Commercial Optimization - optimizing certain processes, systems and models to improve productivity and the customer experience

This effort will be managed by a central Program Management Office and is expected to result in annual gross savings of more than $3 billion by the end of the Company’s fiscal year 2022. The Program is designed to drive operating margin improvement as well as fund investment in strategic growth initiatives.

A portion of the Program will result in pre-tax exit and disposal costs and other charges of approximately $1.6 billion to $1.8 billion, the vast majority of which are expected to be incurred by the end of fiscal year 2022 and result in cash outlays to be substantially complete by the end of fiscal year 2023. The estimated charges are primarily associated with employee transition and training investments, professional services, consulting, and employees dedicated to the implementation of the restructuring plans, with an estimated 40 to 50 percent of the charges associated with other employee-related costs, including severance and other termination benefits to be incurred at sites around the world during the next five years. While the company anticipates there will be some employees impacted as a result of the restructuring and realignment plans, the Company expects that its overall employee base will remain relatively unchanged, as new jobs are created in new capability areas and resources are deployed to support the Company’s growing market needs.

It is possible that additional charges and future cash payments could occur in relation to the restructuring plans. The Company will provide additional disclosures in the event additional restructuring charges are individually or collectively determined to be significant. Such disclosures would be provided after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures relating to such plans.

Forward-Looking Statements

Statements in this report that refer to future events are forward-looking statements. Forward-looking statements in this Form 8-K include, but are not limited to, statements relating to expectations regarding anticipated costs, charges or benefits in connection with the Enterprise Excellence Program, estimates of anticipated annual savings and the allocation of charges, and expectations regarding the Company’s long-term growth and efficiency. Anticipated results only reflect information available to the Company at this time and may differ materially from actual results. Factors that could contribute to such differences include possible changes in the size and components of the expected costs and charges associated with the Enterprise Excellent Program; risks associated with the Company’s ability to achieve the benefits of the Enterprise Excellence Program, including the achievement of anticipated savings; the Company’s ability to execute on its strategic priorities; and the risks more fully described in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission. The Company does not undertake to update its forward-looking statements or any of the information contained in this report, other than as specifically contemplated in the last paragraph of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: January 8, 2018		Karen L. Parkhill
Executive Vice President and Chief Financial Officer